WORLDLECTURE.COM, INC.

                                       and

                               MEDLECTURE.COM, INC.

                                ARTICLES OF MERGER


Pursuant to the provisions of the Colorado Business Corporation Act (CRS 7-111-107, et seq., as amended) the undersigned corporations adopt the following Articles of MERGER:


FIRST:Attached hereto as Exhibit A is the Plan of Merger of WORLDLECTURE.COM, INC., a Colorado corporation (the "Surviving Corporation"), and
MEDLECTURE.COM, INC., a Maine corporation (the "Disappearing Corporation"), a copy of which has been mailed to all respective shareholders.

SECOND:The Plan of Merger was duly adopted by the Boards of Directors, or other governing body, of the respective corporations on November 19, 1999, and approved by the Board of Directors and Shareholders of ACADIA NATIONAL HEALTH SYSTEMS, INC. (the "Parent Corporation") on November 19, 1999, and by the shareholders of MEDLECTURE.COM, INC., on ____________________, 1999, in the manner prescribed by the Maine Revised Statutes. The number of shares voted for the Plan of Merger was, with respect to each corporation, sufficient for approval as set forth below.

The number of shares of ACADIA NATIONAL HEALTH SYSTEMS, INC. outstanding at the time of such adoption was 5,013,987, and the number of Shares entitled to vote thereon was:

5,013,987.

The number of shares of MEDLECTURE.COM, INC. outstanding at the time of such adoption was one hundred (100), and the number of shares entitled to vote thereon was:

100.


The designation and number of outstanding shares of each class entitled to vote thereon as a class were:

NONE.

The address of the registered office of the Parent Corporation and Surviving Corporation shall continue to be 17 West Cheyenne Mountain Boulevard, Colorado Springs, CO 80906, and the name of the registered agent at such address is Mark T. Thatcher, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.

/s Mark T. Thatcher
______________________________
REGISTERED AGENT

The number of shares voted for such Plan of Merger by ACADIA NATIONAL HEALTH SYSTEMS, INC. was _______________, and the number of shares voted against such Plan of Merger was:

NONE.

The number of shares voted for such Plan of Merger by MEDLECTURE.COM, INC., was one hundred (100), and the number of shares voted against such Plan of Merger was:

NONE.

IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Merger this 19th day of November, 1999.

                              WORLDLECTURE.COM, INC.,
                              a Colorado corporation

Attest:

_____________________         By:______________________
                              JOHN W. HOLT, JR.,
                              Its President

                              MEDLECTURE.COM, INC.,
                              a Maine corporation

                              By:______________________